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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2001


                          INTERLOTT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 001-12986                   31-1297916
(State of Incorporation)   (Commission File Number)         (I.R.S. Employer
                                                            Identification No.)

                     7697 Innovation Way, Mason, Ohio 45040
          (Address of principal executive offices, including zip code)

                                 (513) 701-7000
              (Registrant's telephone number, including area code)




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Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this
Current Report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 1, 2001, Interlott Technologies, Inc. completed the acquisition of the lottery assets of On-Point Technology Systems, Inc. of San Marcos, California. Through the purchase, Interlott acquired all of the lottery assets of On-Point, including patents, technology, inventory, service, and contracts for the New York, Illinois, Virginia and Missouri state lotteries.

         The sale of the lottery assets to Interlott was approved by the stockholders of On-Point on May 18, 2001. The purchase price included approximately $13 million paid at closing, deferred payments of $9 million payable, subject to adjustment, over 5 years, and an earn-out of up to $6 million based upon certain future revenues. In addition, at the closing Interlott and On-Point entered into a separate agreement to market a patented design for an on-line activated instant lottery ticket.

         Prior to the closing, to finance the cash payment paid at closing, Interlott increased its existing credit facility with Fifth Third Bank, Cincinnati, Ohio (who participated portions of the credit facility to Huntington Bank and National Bank of Canada) from $25 million to $30 million, and completed a mezzanine financing of junior debt in the principal amount of $5 million with Fifth Third Bank, Cincinnati, Ohio.

         The amount of consideration paid was determined by arms-length negotiations between Interlott and On-Point. There was no prior material relationship between Interlott and On-Point or any of Interlott's affiliates, directors or officers, or any associate of such directors or officers. Interlott intends to continue to devote the lottery assets acquired to continue its existing businesses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements

                  In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after June 16, 2001.

         (b)      Pro Forma Financial Information

                  In accordance with Item 7(b), such financial statements shall be filed no later than 60 days after June 16, 2001.

         (c)      Exhibits

    Exhibit 10.1 Asset Purchase Agreement by and between Interlott Technologies, Inc. and On-Point Technology Systems, Inc. dated as of February 23, 2001 (incorporated by reference from the Current Report on Form 8-K of On-Point Technology Systems, Inc. dated February 23, 2001 and filed March 9, 2001).

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Interlott Technologies, Inc.


                                             /s/ Dennis W. Blazer
                                             ------------------------
                                             Dennis W. Blazer
                                             Chief Financial Officer


Date:  June 15, 2001